SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                Date of Report (Date of earliest event reported)

                                  July 24, 2002


                                  AmREIT, Inc.
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             (Exact name of registrant as specified in its charter)


        Maryland               000-28378                 76-0410050
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(State of Incorporation)(Commission File Number)(IRS Employer Identification No)




  8 Greenway Plaza, Suite 824, Houston, Texas 77046
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     (Address of principal executive offices)              (Zip Code)


                                 (713) 850-1400
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              (Registrant's telephone number, including area code)


                                      [N/A]
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          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

         On July 24, 2002, the Registrant issued the press release attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     Press Release July 24, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AmREIT, Inc.

                                        By:  /s/ H. Kerr Taylor
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                                             H. Kerr Taylor
                                             President


         Dated:  July 24, 2002

                                                    Exhibit 99.1

For Immediate Release

                   AmREIT, Inc. Lists Its Class A Common Stock
                         on the American Stock Exchange

HOUSTON, TX (July 24, 2002)--AmREIT, Inc. (AMEX: AMY), a Texas-based real estate investment trust ("REIT"), announced that its class A common stock began trading on the American Stock Exchange on July 23, 2002. Operating two synergistic lines of business, AmREIT has a real estate portfolio of single- and multi-tenant properties, and its investment sponsorship subsidiary creates new investment entities that buy and develop real estate with proceeds raised from third-party investors.

Through its two complementary lines of business, AmREIT anticipates its funds from operations (FFO) will grow by 22% over the prior year and an additional 20% in 2003. Currently, AmREIT estimates a 2002 annual FFO at $0.53 per share.

CFO and Executive VP Chad C. Braun said, "We have been building our company and investing in the internal infrastructure and knowledge capital to support this step and to position us to grow FFO at approximately 20% per year. In so doing, we should be able to grow our revenue and real estate activities without significant additional costs, which will allow us to grow FFO at a greater pace than other publicly listed REITs. This we plan to do while keeping our debt to total asset ratio conservatively below 55%."

AmREIT President and CEO H. Kerr Taylor said, "We are excited to partner with the American Stock Exchange and AGS Specialist Partners to grow our business. Our core focus has been and will remain on maximizing long-term shareholder value through utmost integrity and quality in every aspect of business. The combination of our `main & main' property locations with the solid growth potential of our investment sponsorship business creates a great platform for our future."

AmREIT's first line of business, its real estate portfolio, consists of single-tenant, free-standing credit tenant leased (CTL) projects and multi-tenant frontage commercial projects (FC). Our CTL projects, located coast to coast, are leased to corporate tenants and are the direct obligations of these companies. Our multi-tenant projects are on prime locations throughout Texas. Supporting the real estate portfolio is an operating company subsidiary of AmREIT that provides a complete range of services including development, construction management, property management, brokerage and leasing.

AmREIT's customer list includes blue chip companies such as Goodyear Tire, Washington Mutual, IHOP, McDonalds, Hermann Hospital, Radio Shack, Sprint, Coldwell Banker, Jack in the Box, Guaranty Federal, Bennigan's, Chili's, Texas Children's Hospital and Discount Tire.

The second line of business, AmREIT's investment sponsorship business, creates new investment entities that buy and develop commercial real estate with proceeds raised from third-party investors. This business is built upon a 16-year track record of delivering quality real estate investment opportunities to the NASD financial planning and broker/dealer firms. AmREIT has extensive experience and long-term relationships in the commercial real estate market--the basis of its ability to sponsor solid real estate investment opportunities while creating fee income and carried interests for AmREIT and its shareholders.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

For further information contact Chad Braun, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, TX 77046, 713-850-1400, cbraun@amreitinc.com.

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